SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 12, 2006

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2006, Central European Distribution Corporation (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference, with ING Bank N.V. London Branch relating to the sale and issuance of 2,550,000 shares of common stock, par value U.S. $0.01 per share, of the Company (the “Common Stock”), pursuant to a Registration Statement on Form S–3, File No. 333–138516. The public offering price of the Common Stock is 86.29 Polish zlotys per share (30.00 U.S. dollars per share according to the National Bank of Poland official exchange rate of PLN 2.8763 per U.S. $1 published on December 12, 2006).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated December 12, 2006 by and between the Company and ING Bank N.V. London Branch

5.1	Opinion of Dewey Ballantine LLP

23.1	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1)

99.1	Free Writing Prospectus dated December 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and
Chief Financial Officer

Date: December 12, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated December 12, 2006 by and between the Company and ING Bank N.V. London Branch

5.1	Opinion of Dewey Ballantine LLP

23.1	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1)

99.1	Free Writing Prospectus dated December 12, 2006